                                                                     EXHIBIT 5.1


            [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]


May 20, 1999


TC PipeLines, LP
Four Greenspoint Plaza
16945 Northchase Drive
Houston, Texas  77060

            RE:  Registration Statement on Form S-1 (No. 333-69947)

Ladies and Gentlemen:

       We have acted as special counsel for TC PipeLines, LP, a Delaware limited partnership (the "Partnership"), and TC PipeLines GP, Inc., a Delaware corporation and the general partner of the Partnership, in connection with the underwritten initial public offering (the "Offering") by the Partnership of up to 16,445,000 common units representing limited partner interests in the Partnership (the "Common Units"), including Common Units which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters. The Common Units are to be offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Partnership, Goldman, Sachs & Co., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and PaineWebber Incorporated, as representatives of the underwriters. The opinion set forth below is based on the assumption that, prior to the sale of the Common Units pursuant to the Underwriting Agreement, the Partnership's Amended and Restated Agreement of Limited Partnership will have become effective in substantially the form filed as Exhibit 3.1 to the Registration Statement, as amended, of the Partnership on Form S-1 (No. 333-69947) (the "Registration Statement").

       With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

TC PipeLines, LP                      - 2 -                         May 20, 1999

       In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Partnership, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Partnership as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Partnership and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

       Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Common Units registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement) will be duly authorized, validly issued, fully paid and non-assessable, except as such non-assessability may be affected by the matters described in the prospectus included in the Registration Statement under the caption "The Partnership Agreement -- Limited Liability. "

       The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act, as currently in effect.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of the Common Units" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Very truly yours,

                       /s/ Fried, Frank, Harris, Shriver & Jacobson



                                      - 2 -